UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 6, 2017

Non-Invasive Monitoring Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	0-13176	59-2007840
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4400 Biscayne Blvd., Miami, Florida		33137
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	305-575-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

See Item 2.03

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 6, 2017, Non-Invasive Monitoring Systems, Inc. ("NIMS") entered into a Promissory Note in the principal amount of $50,000.00 with Frost Gamma Investments Trust (the "Frost Gamma Note"), a trust controlled by Dr. Phillip Frost, which beneficially owns in excess of 10% of NIMS' common stock. The interest rate payable by NIMS on the Frost Gamma Note is 11% per annum, payable on the maturity date of July 31, 2017 (the "Maturity Date"). The Frost Gamma Note may be prepaid in advance of the Maturity Date without penalty.

The foregoing is only a brief summary of some of the terms of the Frost Gamma Note and does not purport to be complete. Please refer to the Frost Gamma Note, which is attached as Exhibit 10.1 for its full terms.

On April 6, 2017, NIMS entered into a Promissory Note in the principal amount of $50,000.00 with Hsu Gamma Investments, L.P., an entity controlled by the Company’s Chairman and Interim CEO, Jane Hsiao (the "Hsu Gamma Note"). The interest rate payable by NIMS on the Hsu Gamma Note is 11% per annum, payable on the Maturity Date. The Hsiao Note may be prepaid in advance of the Maturity Date without penalty.

The foregoing is only a brief summary of some of the terms of the Hsu Gamma Note and does not purport to be complete. Please refer to the Hsiao Note, which is attached as Exhibit 10.2 for its full terms.

Item 9.01 Financial Statements and Exhibits.

10.1 Promissory Note of Non-Invasive Monitoring Systems, Inc. in favor of Frost Gamma Investments Trust dated April 6, 2017.

10.2 Promissory Note of Non-Invasive Monitoring Systems, Inc. in favor of Hsu Gamma Investments, L.P. dated April 6, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Non-Invasive Monitoring Systems, Inc.

April 10, 2017	By:	James J. Martin

Name: James J. Martin
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Non-Invasive Monitoring Systems, Inc. Promissory Note in Favor of Frost Gamma Investments Trust dated April 6, 2017
10.2	Non-Invasive Monitoring Systems, Inc. Promissory Note in Favor of Hsu Gamma Investments, L.P. dated April 6, 2017